Exhibit 99.3
SUPPLEMENTAL REMARKETING AGENCY AGREEMENT

SUPPLEMENTAL REMARKETING AGENCY AGREEMENT, dated as of January 20, 2017 (this “Agreement”), by and among SLM Student Loan Trust 2005-8 (the “Trust”), Navient Solutions, Inc. (the “Administrator”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, successor by merger to Banc of America Securities LLC (the “Remarketing Agent”).  The Remarketing Agent hereby agrees to attempt, on a reasonable efforts basis, to remarket the Reset Rate Notes (the “Notes”) described below that have been tendered by the holders thereof for sale on the Reset Date specified below at a price equal to 100% of the aggregate principal amount so tendered in accordance with the terms of this Agreement and of the Remarketing Agreement, dated as of October 15, 2009 (the “Remarketing Agreement”) and the Remarketing Agency Agreement, dated as of January 12, 2017 (the “Remarketing Agency Agreement”), each among the Trust, the Administrator and the Remarketing Agent, the terms of which are hereby incorporated by reference and made a part of this Agreement.  Capitalized terms not otherwise defined in this Agreement have the respective meanings assigned thereto in Appendix A to the Remarketing Agreement.

The Remarketing Agent shall also have the option, but not the obligation, to purchase any tendered Notes at such price.  The option of the Remarketing Agent to purchase tendered Notes from the tendering Class A-4 Noteholders will be subject, without limitation, to the conditions set forth in Section 8 of the Remarketing Agreement.

All capitalized terms not otherwise defined in this Agreement have the respective meanings assigned thereto in Appendix A to the Remarketing Agreement.

CERTAIN TERMS OF THE NOTES

Trust:	SLM Student Loan Trust 2005-8

Remarketing Agent and Address:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, successor by merger to Banc of America Securities LLC One Bryant Park, Fourth Floor New York, NY 10036 Attention: Christopher Jonas

Title of Notes:	Class A-4 Reset Rate Notes

Principal Amount of Notes to be Purchased:	$293,905,607.00 Class A-4 Reset Rate Notes

Title of Indenture:	Indenture, dated as of September 1, 2005, as amended or supplemented from time to time by and among the Trust, the Eligible Lender Trustee and the Indenture Trustee.

Eligible Lender Trustee:	Deutsche Bank Trust Company Americas

Indenture Trustee:	Deutsche Bank National Trust Company

Current Ratings:

Moody’s Investors Service, Inc.:	Aaa(sf)

Standard & Poor’s Ratings Services:	AAA (sf)

Fitch Ratings, Inc.:	AAAsf

Interest Rate Mode:

☒ Floating Rate	Class A-4 Reset Rate Notes: Three-Month LIBOR plus 0.55%

Spread:

☐ Fixed Rate

Spread:

Yield to Maturity of Fixed Rate Pricing Benchmark:

Fixed Rate:

Eligible Swap Counterparty (or Counterparties) and the floating rate (or rates) of interest payable by the Trust to each Eligible Swap Counterparty (or Counterparties):	N/A

Currency Denomination:	U.S. Dollars

Currency Exchange Rate:	N/A

Extension Rate:	N/A

All Hold Rate:	N/A

New Interest Rate:	As determined by application of the provisions set forth in this Agreement and in the Remarketing Agreement and Remarketing Agency Agreement.

Beneficial Owner Tender Provisions:
As set forth in the Preliminary Remarketing Prospectus dated January 12, 2017.  In the event that the Remarketing Agent fails to remarket all Notes validly tendered for Remarketing on the Reset Date, then the Remarketing Agent shall promptly notify the Administrator and the Indenture Trustee of such failure.

Failed Remarketing Rate:	Three-Month LIBOR + 0.75%

Form of Notes:
Global certificate registered in the name of the nominee of the applicable depository of the Notes, which is DTC, Clearstream, Luxembourg or Euroclear.  The beneficial owners of the Notes (“Beneficial Owners”) are not entitled to receive definitive certificates representing their Notes, except under limited circumstances.  A Beneficial Owner’s ownership of a Note currently is recorded on or through the records of the brokerage firm or other entity that is a participant in DTC, Clearstream, Luxembourg or Euroclear and that maintains such Beneficial Owner’s account.

Purchase Price:	100% of the principal amount of the tendered Notes Payable to DTC, Clearstream, Luxembourg or Euroclear for the Beneficial

Owners of tendered Notes.

Remarketing Fee for tendered notes (expressed as a percentage of the outstanding principal amount of the tendered Notes that successfully remarket, payable except in the case of a Failed Remarketing):	As set forth in the Remarketing Agency Agreement

Wire Instructions:	As set forth in the Closing Memorandum.
Other:
The Notes will be remarketed using a Preliminary Remarketing Prospectus, a Supplement to the Preliminary Remarketing Prospectus, a Final Remarketing Prospectus and several Free-Writing Prospectuses, each as furnished by the Administrator

Closing:	January 25, 2017

The foregoing terms are hereby confirmed and agreed to as of this 20th day of January, 2017.

SLM STUDENT LOAN TRUST 2005-8

By:	DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but solely as Eligible Lender Trustee

By:	/s/ Michele H. Y. Voon
Name: Michele H. Y. Voon
Title: Vice President

By:	/s/ Mark DiGiacomo
Name: Mark DiGiacomo
Title: Vice President

NAVIENT SOLUTIONS, INC., as Administrator

By:	/s/ C. Scott Booher
Name: C. Scott Booher
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
successor by merger to Banc of America Securities LLC

By:	/s/ Benjamin Merrill
Name: Benjamin Merrill
Title: Authorized Signatory